FORBEARANCE AGREEMENT

     THIS AGREEMENT, made on this 18th day of February, 1999 between Blue Fish Clothing, Inc. ("Blue Fish"), having a principal place of business located at #3 6th Street, Frenchtown, New Jersey (the "Business Premises"); Sovereign Bank ("Sovereign"), successor by merger to Carnegie Bank, N.A. ("Carnegie") having a place of business located at 619 Alexander Road, Princeton, New Jersey; Jennifer P. Barclay ("Barclay" or "Guarantor") having a residence located at 189 County Line Road, Durham, Pennsylvania (the "Residence");

     WHEREAS, on February 9, 1996, Blue Fish executed and delivered a Revolving Note (the "February 1996 Note") and Loan And Security
Agreement (the "February 1996 Agreement") to Carnegie in the principal amount of One Million ($1,000,000.00) Dollars; and

     WHEREAS, pursuant to the terms of the February 1996 Agreement, Blue Fish's obligations under the February 1996 Note and its other present and future obligations to Carnegie were secured by certain specified collateral, including but not limited to, Inventory, Accounts, General Intangibles and the proceeds thereof (the "Collateral"); and

     WHEREAS, Carnegie's security interest in the Collateral was duly perfected through the filing of UCC-1 Financing Statements; and

     WHEREAS, on February 9, 1996, Barclay executed and delivered a Guaranty Of Payment to Carnegie for all amounts due and owing by Blue Fish to Carnegie (the "February 1996 Guaranty"); and

     WHEREAS, on February 9, 1996, Blue Fish executed and delivered a Business Manager Agreement (the "February 1996 Business Manager
Agreement") to Carnegie, which February 1996 Business Manager
Agreement governed the purchase and sale of Blue Fish's accounts receivables to Carnegie in an amount up to One Million
($1,000,000.00) Dollars; and

     WHEREAS, in order to further secure its obligations under the February 1996 Business Manager Agreement, Blue Fish granted to Carnegie a security interest in certain of its property, including, but not limited to, its present and future accounts, contract rights in the Reserve and Reserve Account (as those terms are defined in the February 1996 Business Manager Agreement)(the "Business Manager Collateral"); and

     WHEREAS, Carnegie's security interest in the Business Manager Collateral was duly perfected through the filing of UCC-1 Financing Statements; and

     WHEREAS, on December 17, 1996, Blue Fish executed and delivered a Business Manager Agreement (the "December 1996 Business Manager Agreement") to Carnegie, which December 1996 Business Manager Agreement governed the purchase and sale of Blue Fish's accounts receivables to Carnegie in an amount up to One Million Five Hundred Thousand ($1,500,000.00) Dollars; and

     WHEREAS, in order to further secure its obligations under the December 1996 Business Manager Agreement, Blue Fish granted to Carnegie a security interest in certain of its property, including but not limited to its present and future accounts, contract rights and in the Reserve and Reserve Account (as those terms are defined in the Business Manager Agreement)(the "December 1996 Business Manager Collateral"); and

     WHEREAS, on December 17, 1996, Barclay executed and delivered a Guaranty Agreement to Carnegie wherein she guaranteed the amounts owed by Blue Fish to Carnegie under the December 1996 Business
Manager Agreement; and

     WHEREAS, Carnegie's security interest in the December 1996
Business Manager Collateral was duly perfected through the filing of UCC-1 Financing Statements; and

     WHEREAS, on February 9, 1997, the February 1996 Note and
February 1996 Agreement were modified pursuant to a Note And Loan And Security Agreement Extension Agreement (the "February 1997
Modification Agreement") in which agreement certain repayment terms were modified as more fully set forth therein; and

     WHEREAS, on February 9, 1997, Barclay executed and delivered a Reaffirmation Of Guaranty for her obligations to Carnegie; and

     WHEREAS, on June 25, 1997, Blue Fish executed and delivered a Promissory Note (the "Promissory Note") and Business Loan Agreement to Carnegie in the principal amount of Eight Hundred Thousand
($800,000.00) Dollars; and

     WHEREAS, in order to further secure the amounts due under the Promissory Note, Blue Fish granted Carnegie a security interest in a Certificate of Deposit #100019396 for Eight Hundred Forty-Two
Thousand ($842,000.00) Dollars (the "CD") and certain other collateral as more fully set forth in that June 25, 1997 Assignment Of Deposit Account; and

     WHEREAS, on June 25, 1997, Barclay executed and delivered a Commercial Guaranty for her obligations to Carnegie due under the Promissory Note; and

     WHEREAS, on June 27, 1997, the February 1996 Note, as modified and February 1996 Agreement, as modified were again modified pursuant to a Note And Loan And Security Agreement Modification Agreement (the "June 1997 Modification Agreement") in which agreement among other things the principal amount due under the February 1996 Note, as modified was reduced to Five Hundred Thousand ($500,000.00) Dollars; and

     WHEREAS, on June 27, 1997, Barclay executed and delivered a Reaffirmation Of Guaranty for her obligations to Carnegie; and

     WHEREAS, on September 30, 1997, Blue Fish executed and delivered an Amendment To Assignment Of Deposit Account (the "Deposit Account Amendment") in which amendment Five Hundred and Forty-Two Thousand ($542,000.00) Dollars was released from the CD to it; and

     WHEREAS, on September 30, 1997, Blue Fish executed and delivered an Agreement For Cross-Default And Cross-Collateralization (the
"Cross-Collateral Agreement"); and

     WHEREAS, on September 30, 1997, Barclay executed and delivered to Carnegie a Consent And Reaffirmation Of Individual Guarantors in which Barclay's obligations under her June 25, 1997 Guaranty were reaffirmed to Carnegie; and

     WHEREAS, on March 12, 1998, Blue Fish executed and delivered a Business Manager Agreement (the "March 1998 Business Manager
Agreement") to Carnegie, which March 1998 Business Manager Agreement governed the purchase and sale of Blue Fish's accounts receivables to Carnegie in an amount up to One Million Five Hundred Thousand
($1,500,000.00) Dollars; and

     WHEREAS, in order to further secure its obligations under the March 1998 Business Manager Agreement, Blue Fish granted to Carnegie a security interest in certain of its property, including but not limited to its present and future accounts, contract rights in the Reserve and Reserve Account (as those terms are defined in the March 1998 Business Manager Agreement)(the "March 1998 Business Manager Collateral"); and

     WHEREAS, Carnegie's security interest in the March 1998 Business Manager Collateral was duly perfected through the filing of UCC-1
Financing Statements; and

     WHEREAS, on April 30, 1998, the February 1996 Note, as modified and February 1996 Agreement, as modified were again modified pursuant to a Note And Loan And Security Agreement Modification Agreement (the "April 1998 Modification Agreement") in which agreement among other things the principal amount due under the February 1996 Note, as modified was increased to One Million ($1,000,000.00) Dollars; and

     WHEREAS, Sovereign has succeeded to Carnegie's right, title and interest in the February 1996 Note, as modified, February 1996 Agreement, as modified and all related loan documents with respect thereto, including Barclay's Guaranty, as reaffirmed, the Promissory Note and Business Loan Agreement and all related loan documents thereto, including Barclay's Commercial Guaranty, as reaffirmed and the March 1998 Business Manager Agreement and all related loan documents thereto (all collectively subsequently referred to as the "Loan Documents"); and

     WHEREAS, on January 19, 1999, Sovereign deeming certain events of default as defined in the Loan Documents to have occurred, forwarded a default letter to Blue Fish and Barclay demanding all amounts due under the Loan Documents and terminating the March 1998 Business Manager Agreement; and

     WHEREAS, as of January 15, 1999, the sum of Two Million, Nine Hundred Sixty-Four Thousand, Eight Hundred and One and 00/100
($2,964,801.00) Dollars was due and owing by Blue Fish and Barclay under the Loan Documents; and

     WHEREAS, Sovereign has since exercised its rights under the Loan Documents and received the amounts from the CD, Reserve Account and Reserve (as defined in the March 1998 Business Manager Agreement); and

     WHEREAS, without waiving its rights and remedies against Blue Fish and Barclay regarding their default and the termination of the March 1998 Business Manager Agreement, Sovereign has funded as of January 29, 1999 an additional sum of One Hundred Thousand ($100,000.00) Dollars to Blue Fish through the sale of Blue Fish's accounts receivables, which purchase and sale was governed and is to be governed under the terms of the March 1998 Business Manager Agreement as reinstated in accordance with the terms of this Agreement; and

     WHEREAS, Blue Fish, Sovereign and Barclay have since commenced negotiations regarding the payment of the amounts due Sovereign under the Loan Documents; and

     WHEREAS, as of February 2, 1999, the sum of Two Million, Six
Hundred Twenty-Seven Thousand, Nine Hundred and 10/100
($2,627,900.10) Dollars is due and owing under the Loan Documents;
and

     WHEREAS, Blue Fish, Sovereign and Barclay are desirous of entering into the within Forbearance Agreement and have accordingly set forth the terms of said agreement below; and

     WHEREAS, Sovereign has agreed to forbear from proceeding in any legal or other action against Blue Fish and Barclay for ninety (90) days from February 2, 1999 upon the below stated terms and conditions; and

     WHEREAS, Blue Fish, Sovereign and Barclay have agreed to the terms set forth below:

     NOW THEREFORE, in consideration for the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties to this Agreement do hereby agree to the terms set forth below.

     1. WHEREAS CLAUSES. The above referenced Whereas clauses are hereby incorporated by reference in all respects.

     2.  FORBEARANCE PERIOD

         a. Subject to the Events Of Default set forth in Paragraph 14 below, Sovereign hereby agrees to forbear from taking any further legal action against Blue Fish and Barclay for a period of ninety
(90) days from February 2, 1999 (the "Forbearance Period"), except that Sovereign shall be entitled to take such action as is required to effectuate the terms of this Agreement, including but limited to recording the Mortgage (defined below) against the Residence and filing UCC-2 Continuation Statements, as necessary. Sovereign agrees that the contract rate(s) of interest under the Loan Documents and not the Default Rate (s) of interest shall be applicable during the Forbearance Period.

     3.  STIPULATION OF DEFAULT

         a. Blue Fish and Barclay hereby stipulate, acknowledge and confirm that they are in default under the Loan Documents based upon Blue Fish's present financial condition and that Sovereign's ability to receive the amounts it is owed by Blue Fish and Barclay under the Loan Documents has been materially impaired.

         b. Blue Fish and Barclay admit and agree that Sovereign's actions of placing them in default under the Loan Documents were reasonable and made in good faith.

         c. By the execution of this Agreement, Blue Fish and Barclay waive their right to challenge their default under the Loan Documents in any future judicial or other proceeding whether formal or informal.

     4.  LOAN AMOUNT

         a. Blue Fish, Barclay and Sovereign stipulate that the amount of Two Million, Six Hundred Twenty-Seven Thousand, Nine Hundred and 20/100 ($2,627,900.20) Dollars is due and owing as of February 2, 1999 under the Loan Documents, exclusive of attorneys fees and costs incurred by Sovereign (the "Loan Amount") itemized as follows:

     Loan #500006024
     Principal                            $434,322.71
     Interest                                 $485.39
     Total                                $434,808.10

     Per Diem                                  $95.31


     Loan # 500005095
     Principal                          $1,000,000.00
     Interest                               $4,250.00
     Total                              $1,004,250.00

     Per Diem                                 $236.11


     Loan # 500005803
     Repurchase Obligation              $1,188,842.10

     Total of all three loans	           $2,627,900.20
     as of February 2, 1999


     5.  MORTGAGE ON RESIDENCE

         a. As additional consideration for Sovereign to enter into this Agreement, Barclay shall upon the execution of this Agreement execute and deliver a mortgage on the Residence for Two Hundred Thousand ($200,00.00) Dollars to partially secure the amounts due and owing by her under the guaranties she executed and delivered to Carnegie for the obligations of Blue Fish (the "Mortgage").

         b. The Mortgage shall be in recordable form and shall be in a form acceptable to Sovereign.

         c. Barclay acknowledges and agrees that she has received ample consideration for her execution and delivery of the Mortgage to Sovereign.

         d. During the Forbearance Period and any written extensions thereof and so long as there is no default under this Agreement, Sovereign will not institute an action to foreclose on the Mortgage.

         e. Barclay warrants and represents that there are no liens against the Residence as of February 11, 1999 except for the liens ("Prior Mortgage Liens") and indebtedness ("Prior Mortgage
Indebtedness") as follows:

             Chase Manhattan Mortgage Corporation
             Loan Number: 8506042732
             Principal Balance on 01/12/99: $234,676.67
             First Mortgage

             Chase Manhattan Mortgage Corporation
             Home Equity Line of Credit: 008041013031
             As of 2/5/99 payoff was: $100,721.92
             Second Mortgage

         f.1)   Sovereign agrees to discharge the Mortgage upon the
receipt of other replacement collateral acceptable to it from Barclay.

         f.2)    In the event the Residence is sold for Four Hundred Fifty
Thousand ($450,000.00) Dollars, the proceeds from the sale shall be distributed in the following order:

                Cost of sale
                Prior mortgage liens
                $27,500.00 to Sovereign
                Remaining proceeds up to $50,000.00 to Barclay
                Remainder of proceeds to Sovereign

         f.3)   In the event the Residence is sold for a purchase price
greater than Four Hundred Fifty Thousand ($450,000.00) Dollars, the proceeds shall be distributed in the following order:

                Costs of sale
                Prior Mortgage Liens
                $50,000.00 to Barclay, subject to paragraph f.3d)
                Remainder of proceeds to Sovereign in an amount not
                   less than $27,500.00

         f.4)   In the event the Residence is sold for a purchase price
less than Four Hundred Fifty Thousand ($450,000.00) Dollars, the proceeds shall be distributed in the following order:

               Cost of sale
               Prior Mortgage Liens
               $50,000.00 less the difference between Four Hundred
                   Fifty Thousand ($450,000.00) Dollars and the purchase price of the Residence, to Barclay.
               Remainder of proceeds to Sovereign

         f.5) Except as provided in f.6), Sovereign shall not be obligated to discharge the Mortgage unless the purchase price for the Residence is a least Four Hundred Fifty Thousand ($450,000.00)
Dollars.

               Sovereign agrees to discharge the Mortgage on the Residence for a Fifty Thousand ($50,000.00) Dollar payment from assets other than from Blue Fish or from a sale of the Residence

               Sovereign agrees to subordinate the Mortgage to the additional sum of Thirty Thousand ($30,000.00) Dollars above the Prior Mortgage Liens provided that upon the sale of the Residence the amount to which Sovereign subordinated up to the said Thirty Thousand ($30,000.00) Dollars shall be deducted from the sales proceeds to which Barclay is entitled under this paragraph f.

               The proceeds which Barclay receives from the sale of the Residence shall be exempt from execution by Sovereign

         g. Barclay agrees and covenants to use her best efforts to make her payments on the lien obligations described in Paragraph 5e above in the ordinary course in accordance with the respective agreements and to not further encumber the Residence except as provided in this Forbearance Agreement.

         h. Barclay agrees and covenants to continue to maintain insurance on the Residence in an amount equal to the fair market value of the Residence.

             1) Within ten (10) days of the date of the execution of this Agreement, Barclay shall deliver to Sovereign at the address stated below a Declaration of said insurance policy naming Sovereign as an additional loss payee therein with a term on the policy extending through December 31, 1999.

             2) Barclay shall renew said insurance policy when it comes due and shall be responsible for all payments for premiums.

             3) This provision shall survive the termination of this Agreement.

     6.  LIENS

         a. Blue Fish and Barclay stipulate, agree and confirm that Sovereign has a duly perfected first lien on the Collateral and March 1998 Business Manager Collateral (collectively referred to as the
"Collateral") for the Loan Amount.

         b. Blue Fish and Barclay acknowledge and consent that this admission set forth in Paragraph 6a. of this Forbearance Agreement may be used in any subsequent legal proceeding, including a bankruptcy case to establish Sovereign's allowed lien.

         c. Blue Fish and Barclay covenant not to challenge and are estopped from challenging Sovereign's lien on the Collateral in any subsequent legal proceeding, including a bankruptcy case.

         d. Blue Fish and Barclay covenant and agree to execute such other documents as reasonably requested by Sovereign to enable it to continue to have a duly perfected first lien in the Collateral, including but not limited to UCC-2 Continuation Statements and to carry out the terms of this Agreement.

         e. Blue Fish and Barclay agree to support the validity of Sovereign's security interest in the Collateral should any third party challenge same in any subsequent legal proceeding, including a bankruptcy case.

     7.  BUSINESS MANAGER AGREEMENT

         a. Without waiving Blue Fish's default under the Loan Documents, Sovereign hereby reinstates and agrees to extend the term of the March 1998 Business Manager Agreement through the Forbearance Period only in accordance with the terms of this Forbearance Agreement. Sovereign hereby agrees during the Forbearance Period to purchase under the terms of the March 1998 Business Manager Agreement Blue Fish's accounts receivables other than those previously financed as purchase orders ("Non Purchase Order Receivables")at the rate of eighty-five (85%) percent of their face amount up to the aggregate of One Million Five Hundred Thousand ($1,500,000.00) Dollars, inclusive of the amounts already purchased by Sovereign to February 2, 1999, which balance was One Million, One Hundred Eighty-Eight Thousand, Eight Hundred Forty-Two and 10/100 ($1,188,842.10) Dollars. The Two Hundred Sixty-Three Thousand ($263,000.00) Dollars for the purchase order financing remaining outstanding as of the date of this Forbearance Agreement shall be paid in accordance with Exhibit A attached hereto.

         b. Blue Fish shall also be responsible for all fees which are allowable under the March 1998 Business Manager Agreement and same shall be deducted from advances by Sovereign to Blue Fish.

         c. The monies received by Sovereign through the collection of the accounts receivables in excess of the cost to purchase same shall be applied by Sovereign in its sole discretion to the outstanding loan obligations of Blue Fish.

         d. Except as provided for in this Agreement, all other terms and conditions of the March 1998 Business Manager Agreement shall govern the proposed purchase and sale of Blue Fish's accounts receivables.

     8.  RELEASE OF SOVEREIGN

         a. Blue Fish and Barclay and their successors and assigns, do hereby remise, release and forever discharge Sovereign, Carnegie, their officers, directors and employees, of and from any and all manner of actions, causes, claims, liabilities, suits and causes of action, asserted or unasserted relating to the Loan Documents from the beginning of the world to the date of this Agreement.

         b. Upon the execution of this Agreement, Blue Fish and Barclay shall execute General Releases to Sovereign, Carnegie, their officers, directors and employees in forms acceptable to Sovereign.

         c. Blue Fish and Barclay acknowledge and agree that they have received ample consideration for executing the releases, including but not limited to, Sovereign entering into this Agreement.

     9. JURISDICTION AND VENUE This Agreement shall be construed under the laws of the State Of New Jersey without regard to its conflict of interest law principals. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the jurisdiction of the courts of the State Of New Jersey, with venue for all such suits, proceedings and other actions to be in Hunterdon County, New Jersey, except for any legal action with respect to the Mortgage which shall be venued in Bucks County, Pennsylvania and be governed by Pennsylvania law.

     10. NO FUTURE OBLIGATION Blue Fish and Barclay acknowledge that Sovereign is under no obligation to extend or modify the Loan Documents beyond the Forbearance Period. In the event that the Loan Amount has not been paid by Blue Fish and/or Barclay on or before the expiration of the Forbearance Period, then immediately upon the expiration of the Forbearance Period, Sovereign shall be entitled to proceed with its rights under the Loan Documents, Mortgage and state law to collect same.

     11. FURTHER ASSURANCE At the closing of this Agreement or within three (3) business days after written request by Sovereign after closing, Blue Fish will execute and deliver to Sovereign, separate and apart from this Agreement, Estoppel Affidavits as to Blue Fish's lease obligations as to the Business Premises located at 79 Trenton Avenue and No.3 Sixth Street in Frenchtown, New Jersey. Blue Fish and Barclay shall execute such other documents as may be reasonably required by Sovereign to effectuate the terms of this Agreement.

     12. NO WAIVER The obligations of Sovereign hereunder shall not prejudice nor act as a waiver of Sovereign's right to enforce any such right or remedy in the event of a default described with specificity in paragraph 14 below after the expiration of the Forbearance Period.

     13. REPRESENTATIONS Blue Fish and Barclay, individually and jointly, as may be applicable, represent and warrant to Sovereign that:

         a. They agree to the modifications of the Loan Documents as set forth herein and have reasonably requested Sovereign to forbear from exercising its rights and remedies under the Loan Documents and that such request is in the best interests of each of them.

         b. They will execute from time to time such agreements, instruments or other documents as reasonably requested by Sovereign to effectuate the terms of this Agreement, including but not limited to creating and perfecting Sovereign's security interests set forth in the Loan Documents and this Agreement.

         c. They hereby reaffirm, ratify and acknowledge that all the terms and conditions of the Loan Documents are valid, binding and in full force and effect, they acknowledge that they were in default under the terms of the Loan Documents prior to January 19, 1999 and that the monetary obligations thereunder are and will continue to be due and payable subject to the terms of this Agreement. They further reaffirm that they are indebted to Sovereign as set forth in Paragraph 4 of this Agreement, together with interest, late charges, attorneys fees, fees, advances and other charges which continue to accrue thereon in accordance with the Loan Documents.

         d. They will promptly furnish to Sovereign such additional financial or other information as Sovereign may reasonably request from time to time to verify compliance with this Agreement, or to ascertain whether any event of default has occurred.

         e. They represent and warrant that they have not been coerced or in any way unduly influenced into signing this Agreement or any other document required herein, and that such signature is the voluntary act of each of them, following consultation with counsel of their respective choice. They further represent and warrant that the consideration given by Sovereign to them hereunder has resulted in a material benefit to each of them and represents good and valuable consideration for their signature.

         f. There are no claims to reduce or dispute the amount due nor do any of them have any claims of any other nature against Sovereign or any defenses, setoffs, or counterclaims (i) in connection with any of their obligations under the Loan Documents and
(ii) to the exercise by Sovereign of any of its rights under the Loan
Documents

         g. The Loan Documents and this Agreement executed by or on behalf of Sovereign and Blue Fish and Barclay have been duly executed and delivered by the parties thereto, and each constitutes a legal, valid, and binding obligation of each of them, enforceable in accordance with its respective terms (subject to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors' rights).

         h. Upon the execution of this Agreement, Blue Fish shall tender to Sovereign a Resolution of its Board Of Directors authorizing Blue Fish to enter into this Forbearance Agreement and such other acts as are reasonably necessary to effectuate the terms of this Agreement. During the Forbearance Period, Sovereign agrees that it shall not disclose and shall keep confidential the terms of this Forbearance Agreement unless Blue Fish consents in writing to the disclosure by Sovereign of the contents of the Forbearance Agreement, except to the extent disclosure is required by any statute, ordinance, regulation or court rule.

         i. Blue Fish and Barclay agree to all reasonable conditions required by Sovereign to protect Sovereign's rights under the Loan Documents, including its Collateral and proceeds thereof.

         j. No information, exhibit or report furnished by Blue Fish to Sovereign in connection with the negotiations of this Agreement contains any material misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading.

         k. Blue Fish consents and agrees to provide to Sovereign on a weekly basis during the Forbearance Period, a report as to Blue
Fish's cash flow, including sales, collections and costs incurred.

         l. Blue Fish consents and agrees to provide to Sovereign during the Forbearance Period on a monthly basis commencing thirty days from the date of the execution of this Agreement, a report as to the amount of inventory with a break down of raw materials, work in progress and finished goods, valuing each and providing the locations of said inventory.

         m. Blue Fish shall allow Sovereign and its agents to inspect the Collateral upon being provided with at least one business day's prior notice.

         n. Barclay reaffirms and renews the terms of and agrees that her Guaranties of the amounts due under the Loan Documents shall remain in full force and effect and will not be discharged except upon the complete performance of the obligations thereunder including the payment obligation in accordance with their terms.

         o. Blue Fish and Barclay hereby ratify, affirm and acknowledge that the statements contained in this Agreement are true, accurate and correct, the breach of which shall constitute an event of default under the Agreement.

         p. The representations and warranties of Blue Fish set forth in this Agreement shall specifically survive the closing of this Agreement.

         q. Other than as reflected in the liabilities contained in the Financial Statements of Blue Fish provided to Sovereign, there are no claims, losses, contingencies, litigation or proceeding whether or not pending, threatened or imminent against or otherwise affecting it that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a material adverse change in the business, properties or condition (financial or otherwise) of any of them, except as follows:

          1) Holdings Corporation vs. Blue Fish Clothing, Inc.
             Index No. 100882/99
             Supreme Court of the State of New York
             County of New York
             Amount of Claim:	$13,824.11(original claim)
             $82,069.70 plus costs/fees (amended claim)
             Status: Pending trial and motion to remove to Supreme
                Court of New York

          2) Staffing Alternatives vs. Blue Fish Clothing, Inc.
             Docket No. L-681-98
             Superior Court of New Jersey
             Law Division - Hunterdon County
             Amount of Claim:	$12,725.89
             Status: Pending Summary Judgment

          3) Insight Direct USA, Inc., an Arizona Corporation vs.
                 Blue Fish Clothing, Inc.
             Case No. CV98-19888
             Superior Court for the State of Arizona
             County of Maricopa
             Amount of Claim:	$6,576.99 plus 18% interest plus
                 cost/fees
             Status:  Will defend upon transfer to New Jersey

          4) Continental Fabrics, Inc. vs. Blue Fish Clothing, Inc. Docket No. L-748-98
             Superior Court of New Jersey
             Law Division - Hunterdon County
             Amount of Claim:$39,059.22 plus interest to date of
                judgment plus costs/fees
             Status: Motion to Dismiss to be filed

          5) Newark Morning Ledger Co. vs. Blue Fish Clothing, Inc. Docket No. DC-1358-98
             Superior Court of New Jersey
             Law Division - Hunterdon County
             Amount of Claim: $1,459.04 plus interest plus costs/fees
                ($1,551.39)
             Status: Judgment for $1,459.04

          6) Ivanyi Distributor vs. Blue Fish Clothing, Inc.
             Docket No.: Unknown
             Jurisdiction: Florida
             Amount of Claim:  unfair trade practices damage claim
             Status: Action being defended by Robert Brochin, Esquire
                of Morgan, Lewis & Bockius

          7) First Union Leasing Group formerly Meridian Leasing,
                Inc. v. Blue Fish Clothing, Inc. and Jennifer
                Barclay, I/J/S Docket No. HNT L-58-99
             Amount of Claim: $23,298.97
             Status: Action 2/2/99 and shall be defended

          8) Bowne of Boston, Inc v. Blue Fish Clothing, Inc.
             Docket No. L-56-99
             Amount of Claim:  $12,956.50
             Status: Action 2/2/99 and shall be defended

          (ii) Chicago Exchange Delisting

         r. Blue Fish shall maintain all its deposit accounts in New Jersey and Pennsylvania at Sovereign, except for the payroll accounts and the Frenchtown Retail Account (Disbursement Account), at Hudson United Bank (the "Hudson Accounts"). For those deposit accounts maintained by Blue Fish outside of New Jersey and Pennsylvania, and the Hudson Accounts, Blue Fish shall provide to Sovereign a list of those accounts, the approximate present amount in each account, the account number, the name of the bank and the bank's location to Sovereign within seven days of the date of the execution of this Agreement and each month thereafter during the term of this Agreement; provided further that in the deposit accounts held by Blue Fish outside of New Jersey and Pennsylvania and into which proceeds from Sovereign's Collateral is deposited, it shall designate those accounts "Proceeds Account/Sovereign Bank". Blue Fish is entitled to use those accounts in the ordinary course of its business without Sovereign's consent, but shall not deposit monies which are not proceeds of Sovereign's Collateral into said accounts.

     14. EVENTS OF DEFAULT The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

          a. A proceeding being filed or commenced against Blue Fish and Barclay for dissolution or liquidation; or Blue Fish and/or Barclay make an assignment for the benefit of creditors, or a petition in bankruptcy is filed by Blue Fish and/or Barclay, or they apply for or permits the appointment of a receiver or trustee for any or all of its property, assets or rights, or any such receiver or trustee shall have been appointed for any or all of its property, assets or rights.

          b. Failure of Blue Fish and/or Barclay to pay when due any sum which they are required to pay or perform when due in accordance with the terms of this Agreement.

          c. Failure of Blue Fish and/or Barclay to perform or observe any other term, covenant, warrant or agreement contained in the Loan Documents, as modified by this Agreement. Pre-existing events of default under the Loan Documents which predate this Forbearance Agreement and are continuing shall not constitute Event(s) Of Default hereunder.

          d. If the Loan Documents or this Agreement at any time after execution and delivery to Sovereign, and for any reason, shall cease to be in full force and effect or shall be declared to be null and void.

          e. The breach of any representation, warranty, covenant or obligation made by Blue Fish and/or Barclay, or the submission of any fraudulent statements made by or on behalf of any of them to Sovereign, whether in this Agreement or any financial information.

          f. Any civil or criminal indictment, charge or other proceeding filed or commenced against Blue Fish and/or Barclay for which forfeiture of property is a penalty, or which results in incarceration.

          g. The commencement of a business license revocation proceeding by any governmental agency.

          h.  The death of Barclay

          i. Any sale, transfer or other disposition of (other than a bona fide sale of Blue Fish), or the voluntary placement of any additional liens or encumbrances upon any property securing the obligations of the Loan Documents, except upon prior written consent of Sovereign.

          j. The future entry of one or more final judgments in New Jersey aggregating in excess of Thirty-Five Thousand ($35,000.00) Dollars or final judgments aggregating in excess of Fifty Thousand ($50,000.00) Dollars in all states against Blue Fish and/or Barclay.

     15. REMEDIES UPON DEFAULT Upon the occurrence of an Event of Default, Sovereign may, in its sole and absolute discretion, do any one or more of the following on notice to Blue Fish and Barclay, which notice shall state with specificity the basis for the default:

          a. Enforce the Loan Documents in accordance with their terms without regard to this Agreement.

          b. Exercise any and all rights and remedies pursuant to the Loan Documents in such manner as Sovereign in its sole and absolute discretion determines.

          c. Institute litigation on the Loan Documents and foreclose the Mortgage and immediately proceed towards a foreclosure or law judgment.

          d. Exercise any and all other rights not specified herein to which Sovereign may be permitted or entitled to so exercise in accordance with any statute or law, including the right of setoff.

          e. Enter onto the manufacturing, retail and any other location in which the Collateral is held to the extent legally allowable and take control of said Collateral to liquidate same in accordance with the self-help provisions of the Uniform Commercial Code as enacted in the respective jurisdictions.

     16. GENERAL PROVISIONS The following general provisions shall be incorporated in this Agreement.

          a. The failure of Sovereign at any time or times hereafter to require strict performance by Blue Fish and/or Barclay of any of the provisions, warranties, terms and conditions contained in this Agreement or in the Loan Documents shall not waive, prejudice, affect or diminish any right of Sovereign at any time or times hereafter to demand strict performance thereof, and no rights of Sovereign hereunder shall be deemed to have been waived by any act or knowledge of Sovereign, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Sovereign and directed to the Blue Fish and/or Barclay specifying such waiver. No waiver by Sovereign of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion. Sovereign does not waive any defaults under the Loan Documents, whether prior to or after the execution of this Agreement. Sovereign reserves all rights, as set forth in the Loan Documents, except as modified by this Agreement.

          b. This Forbearance Agreement , the mortgage, all other documents to be executed in accordance with the forbearance agreement and any exhibits in addition to the Loan Documents, as modified by this Agreement, shall constitute the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof and supersedes all other oral and written prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

          c. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

          d. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

          e. Each reference herein to Sovereign shall be deemed to include its successors and/or assigns.

          f. This Agreement may be executed in one (1) or more counterparts, each of which when executed, shall be deemed to be an original. Such counterparts shall together, constitute one (1) and the same Agreement.

          g. Blue Fish and Barclay may not assign any of their rights or delegate any of their obligations hereunder without the prior written consent of Sovereign.

          h. If prior thereto and/or at any time hereafter, Sovereign shall employ counsel in connection with this Agreement to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings, or take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to this Agreement, the Loan Documents or enforce any rights of Sovereign hereunder, whether before or after the occurrence of any Event of Default, or collect any amount due under this Agreement, then, any such event, Blue Fish and/or Barclay agree to pay reasonable attorney's fees of an attorney of Sovereign's sole choosing (whether or not such attorney is a regularly salaried employee of Sovereign), and any expenses, costs and charges related thereto and such fees and costs shall be part of the obligations under the Loan Documents.

          i. Each reference to Blue Fish and/or Barclay shall be deemed to include their successors and/or assigns, as applicable, all of whom shall be bound by the provisions thereof, including but not limited to a trustee in bankruptcy.

          j. Blue Fish and/or Barclay shall not hold Sovereign liable due to any action or failure to act by Sovereign, under, and agree that no claim may be made by any of them or any specified person, or any other person against Sovereign or the affiliates, directors, officers, employees, attorneys or agents of Sovereign for any special indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or action (whether based on contract, tort, statutory liability, or any other ground) based, on arising out of or related to Loan Documents from the beginning of the world to the date of this Agreement or any act, omission or event occurring in connection therewith, and Blue Fish and/or Barclay hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor, except that nothing shall be construed as a waiver of Blue Fish's and/or Barclay rights against Sovereign for any breach of this Agreement. This provision shall survive the termination or expiration of this Agreement and the Loan Documents.

          k. The Loan Documents shall continue to remain valid and in full force and effect and secured by the Collateral and the Mortgage, to the extent provided in said mortgage..

     17.  NOTICES

          a. All notices under this Agreement shall be served on the following persons via facsimile with confirmation of copy via regular mail and certified mail or recognized overnight carrier, effective the date of sending, and/or by regular mail effective three (3) days from date of mailing to:

          To Sovereign:
               Christopher Tonkovich, Vice President
               Sovereign Bank
               619 Alexander Road
               Princeton, New Jersey 08540

          with a copy to:

               Michael Kahme, Esquire
               Hill Wallack
               202 Carnegie Center
               Princeton, New Jersey 08543-5226

          To Blue Fish:

               Jennifer P. Barclay
               Blue Fish Clothing, Inc.
               #3 Sixth Street
               Frenchtown, New Jersey 08825

           with a copy to :

               John T. Carroll, Esquire
               Swartz, Campbell & Detweiler
               1601 Market Street, 34th Floor
               Philadelphia, PA 19103-2316

           To Jennifer P. Barclay:

               Jennifer P. Barclay
               189 County Line Road
               Durham, Pennsylvania 18077

     18. NO JURY TRIAL BLUE FISH AND BARCLAY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND MUTUALLY WAIVE TRIAL BY JURY IN RESPECT OF ANY CIVIL LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL AND WRITTEN), OR ACTIONS OF BLUE FISH AND BARCLAY. THIS ARTICLE IS A MATERIAL INDUCEMENT TO SOVEREIGN'S WILLINGNESS TO ENTER INTO THIS AGREEMENT.

ATTEST                                 SOVEREIGN BANK

/s/ Sharon Lee Williams                /s/ Christopher Tonkovich
_______________________                ____________________________
Sharon Lee Williams                    Christopher Tonkovich
Assistant Treasurer                    Vice President

ATTEST                                 BLUE FISH CLOTHING, INC.

/s/ Jennifer P. Barclay                /s/ Jeffrey L. Haims
_______________________                ____________________________
Jennifer P. Barclay                    Jeffrey L Haims, President
Chairman

WITNESS

/s/ Jeffrey L. Haims                   /s/ Jennifer P. Barclay
_______________________                ____________________________
                                       Jennifer P. Barclay, Guarantor